Exhibit 4.3

COMMON STOCK PURCHASE WARRANT

THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS OTHERWISE DESCRIBED BELOW.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (I) SUCH REGISTRATION OR (II) AN EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. U-

GENERAL MOLY, INC.
(Incorporated under the laws of the State of Delaware)

VOID AFTER 5:00 P.M., DENVER, COLORADO TIME, ON DECEMBER 26, 2022

Warrant to Purchase                          Shares of Common Stock

THIS CERTIFIES THAT, FOR VALUE RECEIVED AS OF DECEMBER 27, 2019,                               or its registered assign(s) (the “Holder”) is entitled to purchase from General Moly, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions set forth in this Warrant (this “Warrant”), up to                           (                  ) duly authorized, validly issued, fully paid and nonassessable shares of common stock (“Common Stock”), of the Company, at any time commencing on the date hereof (the “Commencement Date”) and expiring at 5:00 p.m., Denver, Colorado time, on December 26, 2022 (the “Expiration Time”). The price for each share of Common Stock purchased hereunder (as may be adjusted as set forth herein, collectively the “Warrant Shares”) is Thirty-Five Cents ($0.35) per share until expiration of this Warrant (as adjusted as set forth herein, the “Purchase Price”).

This Warrant is one of a series of warrants issued pursuant to the terms of the Exchange and Subscription Agreement, dated as of December 27, 2019, by and among the Company, Holder and certain other purchasers identified therein (the “Subscription Agreement”).  Capitalized terms used and not defined herein shall have the meanings assigned to them in the Subscription Agreement.

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

1.             EXERCISE OF WARRANT.

A.            MANNER OF EXERCISE. This Warrant may be exercised in whole at any time, or in part from time to time, during the period commencing on the Commencement Date and expiring on the Expiration Time or, if any such day is a Saturday, Sunday or any other day on which The Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed, then on the next succeeding day that shall not be such a day by presentation and surrender of this Warrant to the Company at its principal office with the Purchase Form attached as Annex I (the “Purchase Form”) duly executed and accompanied by payment (either in cash, by wire transfer or by certified or official bank check, payable to the order of the Company) of the Purchase Price for the number of shares specified in the Purchase Form and instruments of transfer, if appropriate, duly executed by the Holder or its duly authorized attorney.

B.            STATUS AS HOLDER OF WARRANT SHARES; TAXES; EXPIRATION. Upon receipt by the Company of this Warrant, the duly executed Purchase Form and any other appropriate instruments of transfer, together with the Exercise Price, at its office, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue or delivery of Warrant Shares. This Warrant shall become void, and all rights hereunder shall cease, at the Expiration Time. The Company in its sole discretion may extend the duration of this Warrant by delaying the Expiration Time.

C.            ISSUANCE OF CERTIFICATES. As soon as practicable after the exercise of all or any portion of this Warrant, and in any event within 15 days, the Company shall (i) issue to the Holder a certificate or certificates (as requested by the Holder) for the number of full Warrant Shares to which the Holder is entitled, or, at the Holder’s request, deliver such Warrant Shares electronically if such means is otherwise presently available to and utilized by the Company, registered in such name or names as may be directed by the Holder, and (ii) if this Warrant has not been exercised in full, issue to the Holder a new countersigned warrant in substantially the same form for the Warrant Shares as to which this Warrant shall not have been exercised.

2.             RESERVATION OF SHARES; AUTHORITY. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all Warrant Shares or other shares of capital stock of the Company (and other securities and property) from time to time receivable upon exercise of this Warrant. All such shares (and other securities and property) are duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable and free of all preemptive rights, taxes liens or charges.  Neither the issuance of this Warrant nor the issuance of Warrant Shares on a full or partial exercise of this Warrant (i) is subject to or requires approval of the shareholders of the Company, including any requirement for such approval under the rules of any securities exchange on which the shares of the Company are listed, (ii) is subject to any approval or consent by a governmental authority or regulatory agency, or (iii) violates any agreement to which the Company is a party or by which the Company is bound.  The Company shall cause the Warrant Shares to be listed on such securities exchange upon which shares of Common Stock of the Company are listed at the time of any exercise.

3.             NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. If the holder of this Warrant would be entitled, upon the exercise of this Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest, on the basis of the Closing Price on the Business Day before the Purchase Form and this Warrant are duly surrendered to the Company for a full or partial exercise hereof.

4.             STOCK DIVIDENDS; SPLIT-UPS. If after the issuance of this Warrant, the Company shall (i) pay a dividend or make any other distribution payable in shares of Common Stock, options or convertible securities or (ii) subdivide its outstanding shares of Common Stock into a greater number of shares by a split-up of shares, recapitalization or other similar event, then, on the effective day thereof, the number of Warrant Shares shall be proportionally increased and the then applicable Purchase Price shall be correspondingly decreased.

5.             AGGREGATION OF SHARES. If after the date hereof the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split, or reclassification of shares of Common Stock or other similar event, then, after the effective date of such consolidation, combination or reclassification, the number of Warrant Shares shall be decreased in proportion to such decrease in outstanding shares and the then applicable Purchase Price shall be correspondingly increased.

6.             REORGANIZATION, ETC. If after the date hereof there is a capital reorganization (other than a stock dividend or split up as covered by Section 4 or an aggregation of shares as covered by Section 5), reclassification of the Common Stock, consolidation or merger of the Company with another corporation or entity, sale of all or substantially all of the Company’s assets or similar transaction in which the holders of the Company’s Common Stock are entitled to receive stock, securities or assets with respect to or in exchange for Common Stock (each such event, a “Fundamental Change”), this Warrant shall, immediately after the Fundamental Change, remain outstanding and shall thereafter (unless Holder elects otherwise), in lieu of or in addition to (as the case may be) the number of Warrant Shares then subject to this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets to which the Holder would have been entitled if the Holder had exercised this Warrant in full immediately prior to such Fundamental Change In the event that the stock, securities or assets being issued with respect to or in exchange for Common Stock are being issued by a person or entity other than the Company, the Company shall, as a condition to such Fundamental Change, obtain the agreement of the other person or entity to be bound by the terms of this Warrant and provide Holder an Event Notice of the Fundamental Change in accordance with the requirements of Section 15 below.

7.             FORM OF WARRANT. This Warrant need not be changed because of any adjustment pursuant to the terms herein, and any form of warrant issued after such adjustment may state the same Purchase Price and the same number of shares as is stated in this Warrant.  However, the Company may at any time in its reasonable discretion make any change in the form of this Warrant that the Company may deem appropriate and that does not affect the substance thereof or adversely affect the rights of Holder hereunder, and any warrant thereafter issued, whether in exchange or substitution for this Warrant or otherwise, may be in the form as so changed. The Company agrees to promptly notify the Holder of any adjustment to the number of shares, securities or other assets subject to this Warrant or the Purchase Price of the Warrant, any changes to the form of this Warrant or any other change pursuant to the terms herein and to provide Holder with a statement of such changes at the request of the Holder.  Each such notification or statement shall be accompanied by a certificate of an executive officer of the Company setting forth in reasonable detail such adjustment(s) and the facts upon which it is based and certifying the calculation thereof.

8.             SECURITIES ACT REPRESENTATIONS.

A.            Holder represents and warrants that this Warrant is being acquired for its own account and not with a view to, or for sale in connection with, any distribution thereof or in violation of the 1933 Act or any other securities laws that may be applicable.

B.            Holder acknowledges that no oral or written statements or representations have been made to Holder by or on behalf of the Company in connection with the issuance of this Warrant other than those set forth herein, in the Subscription Agreement and in any documents executed in connection with this Warrant or the Subscription Agreement.

C.            Holder is (i) an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act or (ii) an “institutional buyer” as defined in Rule 144A under the 1933 Act.

D.            Holder, either alone or with the assistance of its professional advisors, is a sophisticated investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Warrant.

9.             REGISTRATION RIGHTS.  The Warrant Shares shall be entitled to the rights set forth in the Registration Rights Agreement of even date herewith by and between Holder, the Company and the other parties identified therein, subject to the terms and conditions thereof.

10.          TRANSFER OF WARRANTS. Holder understands and agrees that this Warrant and the Warrant Shares have not been registered under the 1933 Act or similar state laws. This Warrant and/or Warrant Shares cannot be sold or transferred unless (i) such transfer is so registered or (ii) an exemption from registration is available at the time of transfer and, if requested by the Company, an opinion of counsel satisfactory to the Company to the effect that such registration is not required is delivered to the Company. Subject to the foregoing limitations, the Company shall register the transfer, from time to time, of this Warrant upon the Company’s warrant register, upon surrender of this Warrant for transfer, accompanied by a duly executed Assignment Form in the form attached as Annex II, with signatures properly guaranteed as indicated. Upon any such transfer, a new warrant or warrants representing the aggregate number of this Warrant shall be issued and this Warrant shall be cancelled by the Company.

A restrictive legend shall be placed upon each share certificate acquired upon exercise of this Warrant in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (I) SUCH REGISTRATION OR (II) AN EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

The foregoing legend will be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become the subject of an effective resale registration statement or they become eligible for resale without regard to the volume limitations or other limitations on manner of sale pursuant to Rule 144 under the 1933 Act.

11.          NO RIGHTS AS STOCKHOLDERS. Except as otherwise specifically provided herein, prior to the exercise of this Warrant in accordance with the terms hereof and payment of the full exercise price therefor, the Holder will not be entitled to any rights by virtue hereof as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, to exercise any preemptive rights, to consent or to receive notice as stockholders of the Company in respect to the meetings of stockholders or the election of directors of the Company or any other matter.

12.          LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If this Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as it may in its discretion impose (it being understood that a written indemnification agreement or affidavit of loss from the Holder shall be a sufficient indemnity), issue a new warrant of like denomination, tenor, and date. Notwithstanding the forgoing, no indemnification shall be required if a mutilated Warrant is surrendered to the Company for cancellation.  Any such new warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

13.          NO IMPAIRMENT.  The Company shall not, by amendment to its certificate of incorporation or bylaws, or through any reorganization, recapitalization, transfer of assets, consolidation, merger dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under the terms of this Warrant, but shall at all times in good faith assist in the carrying out of the provisions of this Warrant and the taking of all such action as may be reasonable requested by the Holder in order to protect the exercise rights of Holder against dilution of other impairment, consistent with the tenor and purpose of this Warrant.

14.          GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws principles that would require the application of the law of another jurisdiction.

15.          NOTICES OF CERTAIN ACTIONS. In the event:

(a)           the Company sets a record date with respect to the holders of Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(b)           the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event;

(c)           the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split, or reclassification of shares of Common Stock or other similar event;

(d)           of any Fundamental Change; or

(e)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will provide written notice (an “Event Notice”) to the Holder at least fifteen (15) days prior to (i) the record date in the case of (a), (b) or (c) above, specifying the record date and the amount and character of such dividend, distribution or right, and (ii) the effective date of any event specified in clause (d) or (e) above, specifying the effective date on which such event is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event, if applicable. Any failure to mail an Event Notice required by this Section 15 or any defect therein or in the mailing thereof will not affect the validity of the corporate action required to be specified in such Event Notice. Nothing herein shall prohibit the Holder from exercising this Warrant during the fifteen day period commencing on the date of an Event Notice, provided that such exercise occurs prior to the Expiration Time and the Holder otherwise complies with the terms hereof.

16.          MISCELLANEOUS.

A.            DELIVERY OF NOTICE. Notices and other communications to be given to Holder shall be deemed to have been sufficiently given, if delivered or mailed, addressed in the name and at the address of Holder appearing on the records of the Company, and if mailed, sent registered or certified mail, postage prepaid. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed, by registered or certified mail, postage prepaid, to the Company at 1726 Cole Blvd., Suite 115, Lakewood, Colorado 80401, Attn: Chief Executive Officer, or at such other address as the Company shall have designated by written notice to the registered owner as herein provided. Notice by mail shall be deemed given when deposited in the United States mail as herein provided.

B.            ENTIRE AGREEMENT. This Warrant, together with the Subscription Agreement, the Registration Rights Agreement and any other document executed in connection with this Warrant or the Subscription Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Warrant, the Subscription Agreement or any other document executed in connection with this Warrant or the Subscription Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Warrant.

C.            RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. Unless otherwise provided herein, the rights and obligations of the Company and Holder shall survive the exercise of this Warrant.

D.            EQUITABLE RELIEF.  The Company and the Holder acknowledge that a breach or threatened breach of any of the obligations under this Warrant would give rise to irreparable harm to the other party for which monetary damages would not be an adequate remedy and hereby agree that in the event of a breach or threatened breach, the aggrieved party shall have the right, in addition to all other rights and remedies, to equitable relief, including a restraining order, injunction, specific performance or any other relief that may be available to the aggrieved party.

E.            SUCCESSORS AND ASSIGNS.  This Warrant and the rights evidenced hereby shall be binding on, and inure to the benefit of, the successors and assigns of the parties.

F.             FEES AND EXPENSES. Except as otherwise expressly set forth in this Warrant, the Subscription Agreement or any other document executed in connection with this Warrant or the Subscription Agreement, each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Warrant and the transactions contemplated hereby.

G.            COUNTERPARTS. This Warrant may be executed in counterparts and via facsimile or other similar electronic transmission, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[The balance of this page intentionally left blank]

SIGNATURE PAGE - COMMON STOCK PURCHASE WARRANT

IN WITNESS WHEREOF, the Company and Holder have each caused this Warrant to be duly executed, manually or in facsimile, by the undersigned thereunto duly authorized.

GENERAL MOLY, INC.

By:
Name:
Title:

By:
Name:
Title:

ANNEX I

TO COMMON STOCK PURCHASE WARRANT

PURCHASE FORM

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.                ) (the “Warrant”), hereby irrevocably elects to purchase                        shares of the Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full exercise price for such shares at the price per share provided for in such Warrant, which is $                       in lawful money of the United States.

Capitalized terms used but not defined herein have the meaning assigned to such terms in the Warrant.

[Name]

Name:
Title:
Address:

ANNEX II

TO COMMON STOCK PURCHASE WARRANT

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                    hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No.               ) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:

[Name]

Name:
Title:

Signature Guaranteed:

By:

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.